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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) July 21, 1999


                          MD HealthShares Corporation
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            (Exact name of registrant as specified in its charter)

         Louisiana                    0-22421                 72-1301480
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(State or other jurisdiction        (Commission           (IRS Employer
     of incorporation)              File Number)          Identification No.)

3029 S. Sherwood Forest Blvd., Suite 200,      Baton Rouge, LA          70816
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(Address of principal executive offices)                              (Zip Code)

      Registrant's telephone number, including area code  (225) 293-3272
                                                          --------------

            ______________________________________________________
        (Former name or former address, if changed since last report.)

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                            ITEM 5.  OTHER EVENTS.

     On July 21, 1999, the Company's operating subsidiary, Patient's
Choice, Inc. ("Patient's Choice"), was placed under the supervision of the Louisiana Department of Insurance ("DOI") due to the deteriorating financial condition of Patient's Choice. The Company has presently exhausted its efforts to secure additional capital to fund the operations of Patient's Choice, and it anticipates that the operations of Patient's Choice may be assumed by the DOI in a rehabilitation or receivership proceeding. In any such event, it is unlikely that the Company will realize any material recovery of its investment in Patient's Choice. The Company has no material assets other than its investment in Patient's Choice, and absent new capital and a new business plan, which are not anticipated at this time, the Company will have no alternative but to cease operations. Under the circumstances, it would appear unlikely that the shareholders of the Company would recover any material portion of their investments in the Company.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MD HEALTHSHARES CORPORATION
                                     ---------------------------
                                          (Registrant)


Date  August 13, 1999                BY:  /s/ PATRICK POWERS
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                                     NAME:    Patrick Powers
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                                     TITLE:   CEO
                                           ----------------------